            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 9, 2004, relating to the financial statements of
Technology Investment Capital Corp., which appear in such Registration
Statement. We also consent to the references to us under the headings "Financial
Statements" and "Independent Registered Public Accounting Firm" in such
Registration Statement.

PricewaterhouseCoopers LLP
December 22, 2004